SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 16, 2005


                               HOMENET CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                       000-22236               33-0565710
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission file number)      (IRS employer
        incorporation)                                       identification no.)

     5252 North Edgewood Drive, Suite 310, Provo, Utah          84604
     -------------------------------------------------        ----------
         (Address of principal executive offices)             (Zip code)


                                 (801) 502-6100
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

                   This document contains a total of 6 pages.
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Item 1.01 Entry into a Material Definitive Agreement

         On or about February 15, 2005, the Company received $500,000 in funding under the terms of an unsecured promissory note. The funds were lent to the Company by a single accredited lender. This loan bears interest at the rate of prime plus one percent, is convertible into common stock at the rate of $1.50 per share and is unsecured. The principal and interest owing on this loan is due on the ninety day anniversary of the note. The Company does not have sufficient funding at this time to repay the amounts borrowed and there can be no assurance that sufficient funding will be received to repay the amounts owing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

         The Company has incurred direct financial obligations in connection with the $500,000 promissory note. The terms of this arrangement is detailed in
Item 1.01.

Item 9.01 Financial Statements and Exhibits

         a.       Financial statements of businesses acquired

                  Not applicable.

         b.       Pro forma financial information

                  Not applicable.

         c.       Exhibits

                  Number                      Description
                  ------                      -----------

                  10.1     Promissory note in the principal amount of $500,000

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       HOMENET CORPORATION




Date: February 17, 2005                                By    /s/ Frank Gillen
                                                           ---------------------
                                                            Frank Gillen
                                                            President

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